Exhibit 4.1

                                 AMENDMENT NO. 1
                              TO AMENDED & RESTATED
                          SHAREHOLDER RIGHTS AGREEMENT

         This Amendment No. 1 (the "Amendment") to the Amended & Restated Shareholder Rights Agreement dated March 24, 2003 (the "Agreement") by and between Span-America Medical Systems, Inc., a South Carolina corporation (the "Company"), and American Stock Transfer & Trust Company, as Rights Agent (the "Rights Agent"), is entered into by and between the Company and the Rights Agent as of November 19, 2003, to be effective as of such date. Capitalized terms used in this Amendment and not otherwise defined herein have the same meaning as ascribed to such terms in the Agreement.

         WHEREAS, Section 27 of the Agreement generally provides in part that, prior to the Distribution Date, the Company and the Rights Agent shall, if the Company so directs, supplement or amend any provision of the Agreement without the approval of any holders of certificates representing shares of the Company's Common Stock;

         WHEREAS, no Distribution Date has occurred, the Company has directed the Rights Agent to amend the Agreement as set forth below and the amendments set forth below;

         NOW THEREFORE, in consideration for the mutual covenants contained herein and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the Company and the Rights Agent hereby agree as follows:

         1. Change in Definition of "Person": The definition of "Person" set forth Section (1)(s) of the Agreement is hereby amended by deleting the phrase "and includes, without limitation, an unincorporated group of persons who, by formal or informal agreement or arrangement (whether or not in writing), have embarked on a common purpose or act" therefrom so that the definition of "Person" as amended hereby reads in its entirety as follows:

                           (s)  "Person"  shall  mean  any   individual,   firm,
         corporation, partnership, limited liability company, limited liability partnership, trust, syndicate or other entity.

         2. No Other Amendments. Except as explicitly provided in this Amendment, the Agreement shall remain in full force and effect and unamended hereby. All references to the "Agreement" set forth in the Agreement shall mean the Agreement as amended by this Amendment.

         3. Applicable Law. This Amendment shall be deemed to be a contract made under the laws of the State of South Carolina and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and to be performed entirely within South Carolina.

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         4.  Headings.  The headings  contained in this  Amendment  are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

         5. Counterparts. This Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and attested as of November 19, 2003.


ATTEST:                                 SPAN-AMERICA MEDICAL SYSTEMS, INC.


By: /s/ Richard C. Coggins              By: /s/ James D. Ferguson
    ---------------------------------       ------------------------------------
     Richard C. Coggins                     James D. Ferguson
     Secretary                              President & Chief Executive Officer


ATTEST:                                 AMERICAN STOCK TRANSFER
                                        & TRUST COMPANY


By: /s/ Susan Silber                    By: /s/ Herbert J. Lemmer
    ---------------------------------       ------------------------------------
     Susan Silber                           Herbert J. Lemmer
     Assistant Secretary                    Vice President









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